UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 2, 2016
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

PG&E Corporation’s Guidance

On November 4, 2016, management of PG&E Corporation will initiate PG&E Corporation’s 2017 guidance for earnings per share from operations and update its capital expenditure and ratebase guidance through 2019 during PG&E Corporation’s third quarter 2016 earnings call and webcast (“Q3 2016 Earnings Call”).  PG&E Corporation's previously issued press release, dated October 4, 2016, announcing the call is attached to this report as Exhibit 99.1.

51st Edison Electric Institute (“EEI”) Financial Conference

On November 6-8, 2016, members of senior management of PG&E Corporation and Pacific Gas and Electric Company, a subsidiary of PG&E Corporation, will meet with various investment professionals at the 51st EEI Financial Conference in Phoenix, Arizona.

During these meetings, management will refer to the presentation slides that will be used during PG&E Corporation’s Q3 2016 Earnings Call.  These materials will be furnished to the Securities and Exchange Commission (“SEC”) on a Current Report on Form 8-K on November 4, 2016 and will be available through the “Investors” section of PG&E Corporation’s website at www.pgecorp.com.

The information included in this Item 7.01 of this Current Report on Form 8-K is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits

Exhibits

The following Exhibit is being furnished and is not deemed to be filed:

Exhibit 99.1	PG&E Corporation Q3 2016 earnings call date announcement, dated October 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

	By:	/s/ JASON P. WELLS
Dated: November 2, 2016		JASON P. WELLS Senior Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

	By:	/s/ DAVID S. THOMASON
Dated: November 2, 2016		DAVID S. THOMASON Vice President, Chief Financial Officer and Controller

Exhibit Index

Exhibit 99.1	PG&E Corporation Q3 2016 earnings call date announcement, dated October 4, 2016